                                Exhibit 27(n)(i)

              Written Consent of Sutherland Asbill and Brennan LLP

                                 SAB Letterhead




                                                     January 12, 2004



Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg, Florida 33716

               RE:    WRL Series Life Account
                      WRL Freedom Elite Builder II
                      File No. 333-110315/811-4420
                      ----------------------------

Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information for the WRL Freedom Elite Builder II contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-110315/811-4420) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                          Very truly yours,

                                          SUTHERLAND ASBILL & BRENNAN LLP


                                          By:    /s/ Mary Jane Wilson-Bilik
                                                 -------------------------------
                                                 Mary Jane Wilson-Bilik